UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2013 (September 12, 2013)

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On September 12, 2013, Dell Inc. (the “Company”) held a Special Meeting of Stockholders, at which holders of the Company’s common stock voted on proposals to (1) adopt the Agreement and Plan of Merger, dated as of February 5, 2013, as amended as of August 2, 2013, as it may be further amended from time to time (as so amended, the “Amended Merger Agreement”), by and among Denali Holding Inc., a Delaware corporation (“Parent”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Intermediate”), Denali Acquiror Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Sub” and, together with Parent and Intermediate, the “Parent Parties”), and the Company, pursuant to which (and subject to the conditions set forth therein) Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and (2) approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger.

The final vote tally, as certified by IVS Associates, Inc., the inspector of election for the Special Meeting, shows that the proposal to adopt the Amended Merger Agreement was approved by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon, as required by Delaware law. In addition, the final tally shows that the proposal to adopt the Amended Merger Agreement was approved by the holders of a majority of the shares of the Company’s common stock held by stockholders voting for or against the proposal to adopt the Amended Merger Agreement, excluding shares held by the Parent Parties, Michael S. Dell and certain of Mr. Dell’s related family trusts, any other officers and directors of the Company or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any person of which Merger Sub is a direct or indirect subsidiary, as separately required under the Amended Merger Agreement.

The final vote tally also shows that the proposal to approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger was approved.

The final voting results on the proposals were as follows:

Proposal One:

To adopt the Amended Merger Agreement:

The total number of shares of the Company’s common stock entitled to vote on Proposal One were voted as follows:

For	Against	Abstentions	Broker Non-Votes
1,013,326,409	399,608,525	39,610,350	0

The total number of shares of the Company’s common stock held by stockholders voting for or against Proposal One, excluding shares held by the Parent Parties, Michael S. Dell and certain of Mr. Dell’s related family trusts, any other officers and directors of the Company or any other person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any person of which Merger Sub is a direct or indirect subsidiary, were voted as follows:

For	Against
733,998,074	399,608,525

Proposal Two:

To approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger:

The total number of shares of the Company’s common stock entitled to vote on Proposal Two were voted as follows:

For	Against	Abstentions	Broker Non-Votes
929,155,524	475,213,319	48,176,438	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: September 18, 2013	By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice President and Assistant Secretary (Duly Authorized Officer)